UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. N/A)

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FIRSTBANK FINANCIAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRSTBANK FINANCIAL SERVICES, INC.

120 Keys Ferry Street

McDonough, GA  30253

(678) 583-2265

May 19, 2008

Dear Shareholder:

You are cordially invited to attend our annual meeting of the shareholders of FirstBank Financial Services, Inc., which will be held at the South Point office of the Bank at 1375 Highway 20 West, McDonough, Georgia 30253 on Thursday, June 19, 2008, at 5:00 p.m.  I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

At the meeting, we will ask you to elect the nominees listed in this proxy statement as FirstBank Financial Services, Inc. directors.  We will also report on our operations during the past year and the first quarter of 2008 as well as our plans for the future.

Accompanying this proxy statement is a copy of our Annual Report on Form 10-K (without exhibits).

Please take this opportunity to become involved in the affairs of FirstBank Financial Services, Inc., and our subsidiary bank, FirstBank Financial Services.  Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to us in the envelope provided as soon as possible.  Returning the proxy will NOT deprive you of your right to attend the meeting and vote your shares in person.  If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Thaddeus M. Williams

President and Chief Executive Officer

FIRSTBANK FINANCIAL SERVICES, INC.

120 Keys Ferry Street

McDonough, GA  30253

(678) 583-2265

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 19, 2008

The annual meeting of shareholders of FirstBank Financial Services, Inc. will be held on Thursday, June 19, 2008, at 5:00 p.m. at the South Point office of the Bank at 1375 Highway 20 West, McDonough, Georgia 30253, for the following purposes:

(1)	To elect four (4) Class III Directors who will serve a three-year term expiring at the 2011 annual meeting; and

(2)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.

The board of directors has set the close of business on May 8, 2008 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

We hope that you will be able to attend the meeting.  We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign and return the enclosed proxy as soon as possible.  Promptly returning your proxy will help ensure the greatest number of shareholders are present at the meeting in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person.  You may revoke your proxy at any time before the proxy is exercised.

FIRSTBANK FINANCIAL SERVICES, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 19, 2008

INTRODUCTION

Time and Place of the Meeting

The board of directors of FirstBank Financial Services, Inc. (the “Company”) is furnishing this Proxy Statement to solicit proxies for use at the 2008 Annual Meeting of Shareholders of the Company to be held on Thursday, June 19, 2008 at 5:00 p.m. local time at the South Point office of FirstBank Financial Services (the “Bank”) at 1375 Highway 20 West, McDonough, Georgia 30253 and at any adjournment of the meeting.

Record Date and Mailing Date

The close of business on May 8, 2008 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about May 19, 2008.

Number of Shares Outstanding

As of the close of business on the Record Date, the Company had 10,000,000 shares of Common Stock, $5 par value, authorized, of which 2,701,882 shares were outstanding.  Each outstanding share is entitled to one vote on all matters to be presented at the meeting.

VOTING AT THE ANNUAL MEETING

Procedures for Voting by Proxy

The accompanying proxy is for your use at the Annual Meeting if you are unable to attend in person or are able to attend but do not wish to vote in person.  You should specify your choices with regard to the proposals on the proxy.  If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified.

If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, the shares represented by your signed and dated proxy will be voted FOR each of the proposals described in this Proxy Statement.  If any nominee for election to the board of directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Executive Committee of the board of directors.  Alternatively, the board of directors may operate with a vacancy or reduce the size of the Board after the Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon the matters according to their judgment.  The board of directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

Revoking Your Proxy

Returning your proxy does not affect your right to vote in person if you attend the Annual Meeting.  You can revoke your proxy at any time before it is voted by delivering to Lisa J. Maxwell, Secretary of the Company, at 120 Keys Street, McDonough Georgia 30253, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the votes entitled to be cast are represented in person or by valid proxy.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected.  To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the board of directors.  As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.  At the present time we do not know of any competing nominees.

Abstentions.  A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum.  Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes.  Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon.  Broker non-votes are included in determining the presence of a quorum.  A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

PROPOSAL

ELECTION OF DIRECTORS

The Company’s articles of incorporation provide for a staggered board of directors so that, as nearly as possible, one-third of the directors will be elected each year to serve three-year terms.  The terms of each class expire at the annual meeting in the years indicated below and when their successors are elected and qualified.  The board of directors recommends that the shareholders elect the nominees identified below to serve as Class III Directors for a three-year term expiring in 2011.

Director Nominees and Continuing Directors

The following table sets forth for each director:  (1) the person’s name, (2) his age at December 31, 2007, (3) the year he first became a director, and (4) his positions with the Company and the Bank other than as a director, and his other business experience for the past five years.

Director Nominees

Class III Directors

(To be elected for a term expiring 2011)

Name (Age)	Director Since*	Position and Business Experience

Milton Stanley Goggins (46)	2000	Owner of T&M Body Shop and Tire Company.

Richard Allen Grimes (78)	2000	Retired Lieutenant Colonel in United States Army; Founder of Richard A. Grimes Realty Co. and Richard A. Grimes Real Estate School.

Robert J. McDonald (62)	2007	Controller of Moye’s Pharmacy, Inc.

Larry Max Phillips (56)	2000	President of Larry Phillips Construction, Inc.

Continuing Directors

Class I Directors

(Term expiring 2009)

Name (Age)	Director Since*	Position and Business Experience

Larry D. Adams (56)	2000	Officer and director of Strong Rock Holdings, Inc., a diversified real estate company; real estate developer.

Wiley A. Brown, Jr. (60)	2000	Retired Principal of McDonough Primary School.

Don H. Cagle (70)	2000

Licensed real estate broker and owner of Cagle & Associates, a real estate brokerage company; President, Secretary and Treasurer of Cagle & Associates, Inc., a real estate management, financial brokerage, and consulting company.

James Troy Chafin, III (55)	2000	State Court Judge.

Class II Directors

(Term expiring 2010)

Name (Age)	Director Since*	Position and Business Experience

William Lee Craddock, Jr. (56)	2000	Vice President of Sales of Highway Materials, Inc.

Luther Martin Denney, III (65)	2000	Owner of Stockbridge Citgo.

Thaddeus M. Williams (50)	2007	President and Chief Executive Officer of the Company and the Bank; previously Executive Vice President and Chief Lending Officer of the Bank.

*All directors except as Mr. Williams and Mr. McDonald have served as directors of the Bank since its organization on September 5, 2000.  The Bank began its banking operations on January 28, 2002.  The Company was incorporated on May 24, 2004 and became the holding company of the Bank on February 1, 2005.

Recommendation

The board of directors recommends that you vote FOR the election of each director nominee named above.

Executive Officers

The following table sets forth for each executive officer (1) the person’s name, (2) his or her age at December 31, 2007, (3) the year he or she became an officer, and (4) his or her position with the Company and the Bank.

Name (Age)	Officer Since*	Position with the Company and the Bank

Thaddeus M. Williams (50)	2001	President and Chief Executive Officer of the Company and the Bank.

Lisa J. Maxwell (41)	2001	Executive Vice President and Chief Financial Officer and Chief Operating Officer of the Company and the Bank.

William M. Waller (55)	2004	Executive Vice President and Senior Lending Officer of the Bank.

Meetings and Committees of the Board

The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees, including Compensation and Audit Committees.  During the year ended December 31, 2007, the Board of Directors of the Company held 12 meetings.  All incumbent directors attended at least 75% of the total number of Board meetings.

Compensation Committee.  The Board of Directors has established a Compensation Committee, which develops and administers the policies that govern our executive compensation programs, including cash and equity incentives, and reports its recommendations to the full Board for approval.  The Committee has oversight responsibility of employee compensation and benefits plans, policies and programs, including ensuring that such plans, policies and programs are competitive in our market and effective in aligning the interest of the employees with those of our shareholders. Its primary responsibilities include:  (1) determining the compensation payable to our executive officers; (2) evaluating the performance of our Chief Executive Officer and the relationship between his performance and our compensation policies for him and other executive officers; (3) issuing reports in accordance with SEC rules regarding compensation policies; and (4) approving and administering our cash and stock-based incentive compensation plans.  For 2007, the Compensation Committee members were:  James T. Chafin, III (Chairman), Don H. Cagle, Wiley A. Brown, Jr. and Richard A. Grimes.  Each of these directors is independent under National Association of Securities Dealers (“NASD”) standards.  During the fiscal year ended December 31, 2007, the Compensation Committee held six meetings.

Nominating Committee.  The Company does not have a standing nominating committee for director nominees and has not adopted a nominating committee charter.  Rather, the full Board of Directors participates in the consideration of director nominees.  Each of our directors is an independent director under the NASD definition of “independent director,” with the exception of Mr. Williams.  The Board believes that its independent directors are sufficiently removed from management influence to fulfill the nominating function without a formal committee structure.

Audit Committee.  The Board of Directors has established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit the Company’s annual financial statements, evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plan, and determines that all audits and exams required by law are performed fully, properly, and in a timely fashion.  The Board of Directors has adopted a written charter for the Audit Committee which is posted on our website at www.firstbankfinancialservices.com.  The Audit Committee members are:  Richard A. Grimes (Chairman), Wiley A. Brown, Jr., James T. Chafin, III, Robert J. McDonald and Larry M. Phillips.  We believe that Mr. McDonald meets the criteria specified under applicable SEC regulations for an “audit committee financial expert” and that each of the other members have the financial knowledge, business experience and independent judgment necessary to serve effectively on the Audit Committee.  None of the Audit Committee members has participated in the preparation of the financial statements of the Company or its subsidiary.  All of the Audit Committee members meet the requirement for independence as defined by the NASD listing standards.  During the fiscal year ended December 31, 2007, the Audit Committee held five meetings.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2007 audited consolidated financial statements.

•             The Audit Committee has reviewed and discussed the Company’s 2007 audited consolidated financial statements with management;

•             The Audit Committee has discussed with the independent auditors Mauldin & Jenkins, LLC the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•             The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from the Company; and

•             Based on review and discussions of the Company’s 2007 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2007 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

April 9, 2008	Audit Committee:	Richard A. Grimes (Chairman)
Wiley A. Brown, Jr.
James T. Chafin, III
Robert J. McDonald
Larry M. Phillips

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16 of the Securities and Exchange Act of 1934 requires the Company’s officers, directors and greater than 10% shareholders (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of the Company’s securities.  Based on our review of the Section 16 Reports furnished to us by our Reporting Persons, all of our directors and executive officers complied with all Section 16(a) reporting requirements.

DIRECTOR INDEPENDENCE

All of our directors except for Thaddeus Williams meet the Nasdaq definition of an independent director.  Nasdaq defines an independent director as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment necessary to carry out the responsibilities of the director.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to all directors, officers and employees.  A copy of the Code of Ethics may be obtained, without charge, upon written request addressed to FirstBank Financial Services, Inc., 120 Keys Ferry Street, McDonough, Georgia 30253, Attn: Corporate Secretary.  The request may be delivered by letter to the address set forth above or by fax to the attention of the Company’s Corporate Secretary at (678) 583-2255.  The Code of Ethics is also posted on our website at www.firstbankfinancialservices.com.

EXECUTIVE COMPENSATION

Summary of Compensation

The Company has designated three individuals as executive officers under the Securities Act of 1933, as amended, and associated regulations.  The following table set forth certain information concerning the annual and long-term compensation for services in all capacities to the Company and the Bank of our executive officers for the fiscal year 2007.

Summary Compensation Table

Name and Principal Position in 2007	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)
Thaddeus M. Williams	2007	195,669	(1)	—	—	18,932	54,000	—	47,905	(4)	316,506
President and CEO	2006	160,963	(1)	3,000	—	79,872	111,904	—	28,240	(4)	383,979

Lisa J. Maxwell	2007	122,366	(2)	—	—	17,197	34,639	—	18,463	(5)	192,665
Executive Vice President, CFO and COO	2006	111,450	(2)	40,000	—	18,467	—	—	18,016	(5)	187,933

William M. Waller	2007	139,597	(3)	—	—	30,276	—	—	25,447	(6)	195,320
Executive Vice President and SLO	2006	119,070	(3)	11,907	—	32,511	—	—	23,681	(6)	187,169

(1)

Mr. Williams received a salary of $183,119 in 2007 and $159,863 in 2006. Also included was director compensation of $12,550 in 2007 and compensation for board meeting attendance in the amount of $1,100 in 2006.

(2)	Ms. Maxwell received a salary of $121,166 in 2007 and $110,250 in 2006. Also included was compensation for board meeting attendance in the amount of $1,200 for 2007 and 2006.
(3)	Mr. Waller received a salary of $138,597 in 2007 and $119,070 in 2006. Also included was compensation for board meeting attendance in the amount of $1,000 for 2007.
(4)

Includes 401(k) employer match of $7,904 in 2007 and $2,600 in 2006. Also includes company health and dental benefits in the amount of $19,010 in 2007 and $18,359 in 2006; membership dues in the amount of $4,803 in 2007 and $0 in 2006; vehicle expense allowance in the amount of $14,242 in 2007 and $6,000 in 2006; and company paid life insurance benefits in the amount of $1,946 for 2007 and $1,281 in 2006.

(5)

Includes 401(k) employer match of $5,439 in 2007 and $4,952 in 2006. Also includes company health and dental benefits in the amount of $12,203 in 2007 and $12,243 in 2006; and company paid life insurance benefits in the amount of $821 for 2007 and 2006.

(6)

Includes 401(k) employer match of $6,161 in 2007 and $5,250 in 2006. Also includes company health and dental benefits in the amount of $13,617 in 2007 and $12,990 in 2006; membership dues in the amount of $4,783 in 2007 and $4,555 in 2006; and company paid life insurance benefits in the amount of $886 for 2007 and 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table shows at December 31, 2007 for our Named Executive Officers (1) the number of securities underlying unexercised options that are exercisable, (2) the number of securities underlying unexercised options that are not exercisable, (3) the option exercise price, and (4) the option expiration date.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f) (1)	(g)	(h)	(i)	(j)
Thaddeus M. Williams	19,800	(2)	—	—	$7.58	01/22/2012	—	—	—	—
	17,400	(3)	—	—	$13.68	12/30/2015	—	—	—	—
	307	(3)	—	—	$14.00	01/20/2016	—	—	—	—
	3,000	(3)	—	—	$15.21	04/28/2016	—	—	—	—
	14,000	(3)	—	—	$16.00	12/29/2016	—	—	—	—
	2,500	(3)	—	—	$13.00	04/27/2017
	6,000	(3)	—	—	$5.30	12/31/2017
Lisa J. Maxwell	5,564	(4)	—	—	$13.68	12/29/2015	—	—	—	—
	570	(4)	—	—	$14.00	01/20/2016	—	—	—	—
William M. Waller	9,796	(5)	—	—	$13.68	12/30/2015	—	—	—	—
	1,002	(5)	—	—	$14.00	01/20/2016	—	—	—	—

(1) Option expiration date is generally ten years after the date of grant.

(2) Options vest in three equal annual installments beginning 1/22/03.

(3) Options vest immediately on date of grant.

(4) Options vest in three equal installments, with the first options vesting on the grant date and the remainder of the options vesting in equal installments on the anniversary date of the executive’s initial employment agreement dated 2/23/04.

(5) Options vest in three equal installments, with the first options vesting on the grant date and the remainder of the options vesting in equal installments on the anniversary date of the executive’s initial employment agreement dated 5/24/04.

Employment Agreements

Thaddeus M. Williams.  Effective January 1, 2008, the Company and the Bank entered into an amended and restated employment agreement with Thaddeus M. Williams, which provided that he serve as President and Chief Executive Officer.  Under the terms of the employment agreement, the Company will pay Mr. Williams an annual base salary (as may be adjusted annually) and, subject to the evaluation of Mr. Williams’ performance by the Board of Directors, an annual bonus payment and possible additional discretionary bonus compensation based on pre-established performance goals and relevant market conditions.  The agreement provides for the Company to grant to Mr. Williams up to three restricted stock awards during the initial term of the agreement with each such stock award representing an opportunity to earn a maximum number of shares having a market value of $30,000 as of the grant date. The Company provides Mr. Williams with an automobile for his use.

The initial term of Mr. Williams’ employment agreement is three years.  At the end of three years, the term will be automatically extended for successive 12-month periods unless either party gives notice that the automatic renewals shall cease.

The Company is obligated to pay Mr. Williams his base salary for 24 months if one of the following events occurs:

•             The Company terminates Mr. Williams’ employment without cause; or

•             Mr. Williams terminates his employment for cause.

If Mr. Williams becomes disabled, the Company may terminate the employment agreement and will be obligated to pay Mr. Williams for 24 months or, if earlier, until the date Mr. Williams begins receiving payments under the Company’s long-term disability policy.

Additionally, if, following a change of control, Mr. Williams terminates his employment for cause or the Company terminates him without cause, Mr. Williams will be entitled to a lump sum severance payment equal to three times his annual base salary.  “Cause” is defined in Mr. Williams’ employment agreement.

During the term of the employment agreement and for six months following Mr. Williams’ termination by the Company for cause or termination by Mr. Williams without cause or in connection with a change of control, Mr. Williams is prohibited from competing with the Bank.  During the term of the employment agreement and for six months following Mr. Williams’ termination by the Company for cause or termination by Mr. Williams without cause or in connection with a change of control, Mr. Williams is prohibited from soliciting the Company’s employees.

Lisa J. Maxwell.  Effective February 26, 2007, the Company and the Bank entered into an employment agreement with Lisa J. Maxwell, which provides that she will serve as Executive Vice President and Chief Financial Officer.  Under the terms of the employment agreement, the Company will pay Ms. Maxwell an annual base salary (as may be adjusted annually) and incentive bonus compensation as the Board may provide.

The initial term of Ms. Maxwell’s employment agreement is three years.  At the end of three years, the term will be automatically extended for successive 12-month periods unless either party gives notice of that the automatic renewals will cease.

The Company is obligated to pay Ms. Maxwell her base salary for 12 months if one of the following events occurs:

•             The Company terminates Ms. Maxwell’s employment without cause; or

•             Ms. Maxwell terminates her employment for cause.

If Ms. Maxwell becomes disabled, the Company may terminate the employment agreement and will be obligated to pay Ms. Maxwell for 12 months or, if earlier, until the date Ms. Maxwell begins receiving payments under the Company’s long-term disability policy.

Additionally, if, within 12 months following a change of control, Ms. Maxwell terminates her employment for cause or the Company terminates her without cause, Ms. Maxwell will be entitled to a lump sum severance payment equal to one times her annual base salary.  “Cause” is defined in Ms. Maxwell’s employment agreement.

During the term of the agreement and for six months following its termination under specified circumstances, Ms. Maxwell’s termination by the Company for cause or termination by Ms. Maxwell without cause or in connection with a change of control, Ms. Maxwell is prohibited from competing with the Bank and soliciting customers or employees of the Bank.

William M. Waller.  Effective May 24, 2004, the Bank entered into an employment agreement with William M. Waller under the terms of which the Bank will pay Mr. Waller an annual base salary (as may be adjusted annually), and an option to purchase 9,000 shares of common stock (which vested in one-third increments over three years).

The initial term of Mr. Waller’s employment agreement was three years.  At the end of three years, the term is automatically extended for successive 12-month periods unless either party gives notice of that the automatic renewals will cease.

The Bank is obligated to pay Mr. Waller his base salary for 12 months if one of the following events occurs:

•             The Bank terminates Mr. Waller’s employment without cause; or

•             Mr. Waller terminates his employment for cause.

If Mr. Waller becomes disabled, the Bank may terminate the employment agreement and will be obligated to pay Mr. Waller for 12 months or, if earlier, until the date Mr. Waller begins receiving payments under the Bank’s long-term disability policy.

Additionally, if, within 12 months following a change of control, Mr. Waller terminates his employment for cause or the Bank terminates his without cause, Mr. Waller will be entitled to a lump sum severance payment equal to one times her annual base salary.  “Cause” is defined in Mr. Waller’s employment agreement.

During the term of the agreement and for 12 months following its termination under specified circumstances, Mr. Waller’s termination by the Bank for cause or termination by Mr. Waller without cause or in connection with a change of control, Mr. Waller is prohibited from competing with the Bank and soliciting customers or employees of the Bank.

Director Compensation

The members of our Board of Directors received $500 per month for their service on the Board.  The Chairman of the Board of Directors received $750 per month.  The Board members received $200 for each Board meeting attended and the Board Chairman received $300 for each Board meeting attended.  The Board members received $150 for each committee meeting attended and the chairman of each committee received $200 for each committee meeting attended.   Effective April 1, 2008, the Board of Directors voted to suspend all Board and committee fees due to the economic challenges the Company is facing at this time.

Director Compensation Table

For the Year Ended December 31, 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William Lee Craddock, Jr.	10,800	—	—	—	—	—	10,800
Luther Martin Denney, III	14,300	—	—	—	—	—	14,300
Larry D. Adams	10,600	—	—	—	—	—	10,600
Wiley A. Brown, Jr.	15,050	—	—	—	—	—	15,050
Don H. Cagle	24,050	—	—	—	—	—	24,050
James Troy Chafin, III	10,900	—	—	—	—	—	10,900
Milton Stanley Goggins	8,900	—	—	—	—	—	8,900
Robert J. McDonald	5,950	—	—	—	—	—	5,950
Richard Allen Grimes	15,750	—	—	—	—	—	15,750
Larry Max Phillips	14,250	—	—	—	—	—	14,250

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCK MATTERS

The following table lists, as of April 14, 2008, the number of shares of common stock beneficially owned by:  (a) our current directors; (b) each executive officer listed in the Summary Compensation Table; (c) all current executive officers and directors as a group; and (d) each person known by the Company to be the beneficial owner of more than 5% of our issued and outstanding common stock.  The information shown below is based upon information furnished to us by the named persons.

Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended.  Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date.  Unless otherwise indicated in the “Nature of Beneficial Ownership” column, each person is the record owner of and has sole voting and investment power with respect to this or her shares.

Name	Number of Shares		Number of Shares Subject to Options/ Warrants Exercisable within 60 Days	Aggregate Number of Shares	Percent Of Class	Nature of Beneficial Ownership

Don H. Cagle	42,781	(1)	16,620	59,401	2.2	Consists of (a) 33,000 shares held by Mr. Cagle; (b) 6,600 shares held jointly with his spouse; and (c) 3,181 shares held by an LLC of which each director is a member.

Larry D. Adams	89,856	(1)	29,160	119,016	4.4	Consists of (a) 67,412 shares held by Mr. Adams; (b) 19,263 shares held by Mr. Adams under the Profit Sharing Plan; and (c) 3,181 shares held by an LLC of which each director is a member.

Wiley A. Brown, Jr.	55,977	(1)	18,930	74,907	2.8	Consists of (a) 13,341 shares held by Mr. Brown; (b) 39,455 shares held Mr. Brown as trustee for Canon Properties LLC; and (c) 3,181 shares held by an LLC of which each director is a member.

Name	Number of Shares		Number of Shares Subject to Options/ Warrants Exercisable within 60 Days	Aggregate Number of Shares	Percent Of Class	Nature of Beneficial Ownership

James Troy Chafin, III	38,906	(1)	23,880	62,786	2.3	Consists of (a) 35,725 shares held by Mr. Chafin; and (b) 3,181 shares held by an LLC of which each director is a member.

William Lee Craddock, Jr.	53,496	(1)	35,100	88,596	3.3	Consists of (a) 43,891 shares held by Mr. Craddock; (b) 6,424 shares held jointly with his spouse; and (c) 3,181 shares held by an LLC of which each director is a member.

Luther Martin Denney, III	30,738	(1)	21,636	52,374	1.9	Consists of (a) 7,661 shares held by Mr. Denney; (b) 19,896 shares held jointly with spouse; and (c) 3,181 shares held by an LLC of which each director is a member.

Milton Stanley Goggins	41,373	(1)	26,520	67,893	2.5

Consists of (a) 37,400 shares held by Mr. Goggins; (b) 792 shares held jointly with his daughter; and (c) 3,181 shares held by an LLC of which each director is a member. Does not include 660 shares held by his spouse, control of which Mr. Goggins disclaims.

Richard Allen Grimes	46,761	(1)	16,620	63,381	2.3	Consists of (a) 41,600 shares held by Mr. Grimes; (b) 1,980 shares held as custodian for the benefit of his grandchildren; and (c) 3,181 shares held by an LLC of which each director is a member.

Robert J. McDonald	2,640		—	2,640.1		Consists of (a) 2,640 shares held by Mr. McDonald.

Larry Max Phillips	49,212	(1)	28,170	77,382	2.9	Consists of (a) 32,276 shares held by Mr. Phillips; (b) 13,755 shares held jointly with spouse; and (c) 3,181 shares held by an LLC of which each director is a member.

Thaddeus M. Williams	8,907	(1)	63,007	71,914	2.7	Consists of (a) 5,396 shares held by Mr. Williams; (b) 330 shares held by Mr. Williams’ spouse; and (c) 3,181 shares held by an LLC of which each director is a member.

Executive Officers Not Also Directors

Lisa J. Maxwell	132		9,200	9,332.3		Consists of 132 shares held jointly with spouse.

William M. Waller	462		16,198	16,660.6		Consists of 462 shares held jointly with spouse.

Name	Number of Shares		Number of Shares Subject to Options/ Warrants Exercisable within 60 Days	Aggregate Number of Shares	Percent Of Class	Nature of Beneficial Ownership

Directors and Executive Officers as a group (13 persons)	432,612	(1)	305,041	737,653	27.3

5% or Greater Shareholders

Douglas R. Adams	138,798		—	138,798	5.1%	Consists of (a) 87,318 shares held by Mr. Adams; and (b) 51,480 shares held by Mr. Adams’ spouse.

(1)          Each of the directors beneficially own 3,181 shares held by an LLC.  Those shares are included in each director’s number of shares beneficially owned.  The shares are included one time in the calculation of total shares held by directors and are not included in the total number of shares held by executive officers.

2000 Stock Incentive Plan Information

The following table sets forth information regarding the number of shares subject to options issued and reserved for future issuance under the 2000 Stock Incentive Plan.  The 2000 Stock Incentive Plan was adopted by the Board of Directors on December 10, 2001 and approved by the shareholders on June 20, 2002.  On May 19, 2005, the shareholders amended the Plan to increase the number of shares reserved under the Plan from 100,000 to 250,000 and to provide that shares issued pursuant to awards under the Plan would be shares of FirstBank Financial Services, Inc. The number of shares reserved under the Plan has been adjusted to 330,000 due to the Company’s subsequent stock dividend and stock split.  The Company does not maintain any other equity compensation plan.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under the Plan (excludes outstanding options)

Equity compensation plans approved by security holders	219,984	$11.51	110,016

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our directors and executive officers, their immediate family members and other companies and entities associated with them, have been customers of and have had banking transactions with the Bank.  They are expected to continue these relationships in the future.  In management’s opinion, these loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons and (c) did not involve more than a normal risk of uncollectibility or present other unfavorable features.

In the case of all related party transactions, each is approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.

INDEPENDENT PUBLIC ACCOUNTANTS

The accounting firm of Mauldin & Jenkins, LLC has served as the Company’s principal accountants for the fiscal year ending December 31, 2007.  A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The following table shows the amounts paid by the Company to its independent auditors for the last two fiscal years.

Category	2007	2006

Audit Fees	$82,935	$61,250
Audit Related Fees	—	—
Tax Fees	7,200	7,000
Other Fees	—	—
Total	$90,135	$68,250

Audit Fees

Audit fees represent fees billed by Mauldin & Jenkins, LLC for professional services rendered in connection with the audit of the Bank’s annual financial statements and review of financial statements included in the Company’s quarterly reports.

Tax Fees

Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered for preparation of federal and state income tax returns.

The audit committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company’s principal accountant.

Pre-Approval Policies and Procedures

The fees billed by Mauldin & Jenkins, LLC were pre-approved by the audit committee for the Company in accordance with the policies and procedures of the audit committee.  The audit committee pre-approves all audit and the majority of non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services.  For 2007, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS

The full board of directors of the Company participates in the consideration of director nominees.  The board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of the Company, and professionals in the financial services and other industries.  Similarly, the board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the board deems relevant.

In accordance with the Company’s bylaws, a shareholder may nominate persons for election as directors if written notice to the Secretary of the Company of the nomination is received at the principal executive offices of the Company no less than 30 days prior to the date of the annual meeting; provided, however, if less than 40 days’ notice or prior public disclosure of the meeting date is given, the notice must be received no later than the close of business on the 10th day following the date on which the notice was mailed or such public disclosure was made.  The notice must set forth:

(1)                                  with respect to the nominee(s), all information regarding the nominee(s) required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (including each nominee’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected);

(2)                                  the name and address of the shareholder making the nomination, as they appear on the books of the Company; and

(3)                                  the class and number of shares of the Company capital stock beneficially owned by the shareholder making the nomination.

The officer presiding at meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing requirements and therefore will be disregarded.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Shareholder Proposals.  Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date of the Company’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting.  As a result, shareholder proposals submitted for consideration at the 2009 annual meeting must be received no later than December 14, 2008, to be included in the 2009 proxy materials.  In addition, if the Company does not receive notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date that the Company’s proxy statement was released to the shareholders for its previous year’s annual meeting, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal.  SEC Rule 14a-8 provides additional information regarding the content and the procedure applicable to the submission of shareholder proposals to be included in the Company’s 2009 proxy statement.

Shareholder Communications.  Shareholders wishing to communicate with the board of directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and by sending it to the secretary of the Company at the Company’s principal office at 120 Keys Ferry Street, McDonough, Georgia 30253.  The Secretary will promptly forward such communications to the applicable director or to the chairman of the board for consideration at the next scheduled meeting.

Attendance at Annual Meeting.  Although the Company does not have a policy regarding the Board of Directors’ attendance at the annual meeting, directors are expected to attend the meeting.  All directors attended the 2007 Annual Meeting, except Robert J. McDonald who was not an appointed director at the time of the Annual Meeting.

OTHER MATTERS

The board of directors of the Company knows of no other matters that may be brought before the meeting.  If, however, any matters other than the election of directors and matters to related to the election should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

Whether or not you can attend the meeting, please complete, sign, date and return the enclosed proxy promptly.  An envelope has been provided for that purpose.  No postage is required if mailed in the United States.

ADDITIONAL INFORMATION

The information contained in this proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

The Company files periodic reports with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934.  These are posted on our website at www.firstbankfinancialservices.com.  The Company will be pleased to make its Annual Report on Form 10-K available without charge to interested persons.  A copy of the Form 10-K (without exhibits) is accompanying this proxy statement.  Written requests should be directed to Lisa J. Maxwell, Chief Financial Officer, FirstBank Financial Services, Inc., 120 Keys Ferry Street, McDonough, GA  30253.

FIRSTBANK FINANCIAL SERVICES, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 19, 2008

The undersigned hereby appoints Thaddeus M. Williams and Lisa J. Maxwell, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of FirstBank Financial Services, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the South Point office of FirstBank Financial Services, 1375 Highway 20 West, McDonough, Georgia 30253, and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL:	To elect the four (4) persons listed below to serve as Class III Directors of FirstBank Financial Services, Inc. for a three-year term:

Milton Stanley Goggins	Robert J. McDonald
Richard Allen Grimes	Larry Max Phillips

☐	FOR all nominees listed above (except as	☐	WITHHOLD authority to vote for all nominees
	indicated below)		listed above

INSTRUCTION:  To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space                                                                                                                                                                                   .

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.  If no direction to the contrary is indicated, it will be voted FOR all of the proposals.

Discretionary authority is hereby conferred as to all other matters which may come before the annual meeting.

If stock is held in the name of more than one person, all holders must sign.  Signatures should correspond exactly with the name or names appearing on the stock certificate(s).  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

Name(s) of Shareholders(s)

Date:
(Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope.  No postage necessary.

I WILL             WILL NOT                         ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE